Exhibit 99.1
Palantir Reports Its Fifth Consecutive Quarter of GAAP Profitability; Fourth Quarter GAAP EPS of $0.04
2/5/2024
DENVER — (BUSINESS WIRE) — Palantir Technologies Inc. (NYSE:PLTR) today announced financial results for the fourth quarter and fiscal year ended December 31, 2023.
Q4 2023 Highlights
•GAAP net income of $93 million, representing a 15% margin
◦Fifth consecutive quarter of GAAP profitability
•GAAP income from operations of $66 million, representing an 11% margin
◦Fourth consecutive quarter of GAAP operating profitability
•GAAP earnings per share (“EPS”) of $0.04
•Adjusted EPS of $0.08
•Revenue grew 20% year-over-year and 9% quarter-over-quarter to $608 million
•US commercial highlights
◦US commercial revenue grew 70% year-over-year and 12% quarter-over-quarter to $131 million
◦US commercial customer count grew 55% year-over-year and 22% quarter-over-quarter to 221 customers
◦US commercial total contract value (“TCV”) of $343 million, representing 107% growth year-over-year on a dollar-weighted duration basis
◦US commercial remaining deal value (“RDV”) grew 32% year-over-year and 28% quarter-over-quarter
•Commercial revenue grew 32% year-over-year and 13% quarter-over-quarter to $284 million
•Government revenue grew 11% year-over-year and 5% quarter-over-quarter to $324 million
•Customer count grew 35% year-over-year
•Adjusted income from operations of $209 million, representing a margin of 34%
◦Fifth consecutive quarter of expanding adjusted operating margins
•Cash from operations of $301 million, representing a 50% margin
•Adjusted free cash flow of $305 million, representing a 50% margin
•Cash, cash equivalents, and short-term US treasury securities of $3.7 billion
FY 2023 Highlights
•Revenue grew 17% year-over-year to $2.23 billion
•Commercial revenue grew 20% year-over-year to $1.0 billion
◦US commercial revenue grew 36% year-over-year to $457 million
•Government revenue grew 14% year-over-year to $1.2 billion
•GAAP net income of $210 million, representing a 9% margin
•GAAP income from operations of $120 million, representing a 5% margin
•Cash from operations of $712 million, representing a 32% margin
•Adjusted free cash flow of $731 million, representing a 33% margin
•Adjusted income from operations of $633 million, representing a 28% margin
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Q4 and FY 2023 Financial Summary
(Unaudited)

(Amounts in thousands, except percentages and per share amounts)	Fourth Quarter		Full Year 2023
	Amount		Amount
Revenue		$608,350		$2,225,012
Year-over-year growth		20%		17%

	Amount	Margin	Amount	Margin
Income from Operations	$65,794	11%	$119,966	5%
Adjusted Income from Operations	$209,355	34%	$632,776	28%
Cash from Operations	$301,172	50%	$712,183	32%
Adjusted Free Cash Flow	$304,752	50%	$730,524	33%
Net Income Attributable to Common Stockholders	$93,391		$209,825
Adjusted Net Income Attributable to Common Stockholders	$189,640		$571,609
Adjusted EBITDA	$217,327	36%	$666,130	30%
GAAP EPS, Diluted	$0.04		$0.09
Adjusted EPS, Diluted	$0.08		$0.25

Outlook
For Q1 2024, we expect:
•Revenue of between $612 - $616 million.
•Adjusted income from operations of $196 - $200 million.
For full year 2024, we expect:
•Revenue of between $2.652 - $2.668 billion.
•US commercial revenue in excess of $640 million, representing a growth rate of at least 40%.
•Adjusted income from operations of $834 - $850 million.
•Adjusted free cash flow of $800 million - $1 billion.
•GAAP operating income in each quarter of this year.
•GAAP net income in each quarter of this year.
CEO Letter
Palantir CEO Alex Karp’s annual letter is available through Palantir’s website at https://www.palantir.com/newsroom/letters.
Earnings Webcast
A live public webcast will be held at 3:00 PM MT / 5:00 PM ET today to discuss the results for our fourth quarter and year ended December 31, 2023 and financial outlook. The webcast can be accessed by registering online at https://palantir.events/palantir-earnings-q4-2023. A replay of the webcast will be available at https://investors.palantir.com following the event.
An investor presentation, including supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, will be available through Palantir’s Investor Relations website at https://investors.palantir.com.
Forward-Looking Statements
This press release and statements on our earnings webcast contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our financial outlook, product development and related timing, distribution, and pricing, expected benefits of and applications for our software platforms, business strategy and plans (including strategy and plans relating to our Artificial Intelligence Platform (“AIP”), sales and marketing efforts, sales force, partnerships, and customers), investments in our
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business, market trends and market size, opportunities (including growth opportunities), our expectations regarding our existing and potential investments in, and commercial contracts with, various entities, our expectations regarding macroeconomic events, our expectations regarding potential eligibility or inclusion in market indices, our expectations regarding our share repurchase program, and positioning. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words such as “guidance,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to risks detailed in our filings with the Securities and Exchange Commission (the “SEC”), including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 and other filings and reports that we may file from time to time with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2023. In particular, the following factors, among others, could cause our results to differ materially from those expressed or implied by such forward-looking statements: our ability to successfully execute our business and growth strategy; the sufficiency of our cash and cash equivalents to meet our liquidity needs; the demand for our platforms, product offerings, and services in general; our ability to increase our number of new customers and revenue generated from customers; our ability to realize some or all of the total contract value of customer contracts as revenue, including any contractual options available to customers or contractual periods that are subject to termination for convenience provisions; our long and unpredictable sales cycle; our ability to successfully execute our channel sales and other strategic initiatives with third parties; our ability to retain and expand our customer base; the fluctuation of our results of operations and our key business measures on a quarterly basis in future periods; the seasonality of our business; the implementation process for our platforms, which may be complex and lengthy; our ability to successfully develop and deploy new technologies to address the needs of our existing or prospective customers; our ability to make our platforms and product offerings easier to install, consume, and use; our ability to maintain and enhance our brand and reputation; our ability to maintain and enhance our culture as our business grows and as we pursue our business and financial goals; news or social media coverage about us, including but not limited to coverage that presents, or relies on, inaccurate, misleading, incomplete, or otherwise damaging information; the impact of recent or future global macroeconomic and geopolitical events, such as the ongoing Russia-Ukraine and Israel conflicts, heightened interest rates, monetary policy changes, or foreign currency fluctuations on the business and operations of our company or of our existing or prospective customers and partners; issues raised by the use of artificial intelligence in our platforms; and any breach or access to our or customer or third-party data.
The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release. Past performance is not necessarily indicative of future results.
Additional Definitions
For the purpose of this press release and our earnings webcast:
•Total contract value (“TCV”) is the total potential lifetime value of contracts entered into with, or awarded by, our customers at the time of contract execution and remaining deal value (“RDV”) is the total remaining value of contracts as of the end of the reporting period. Except as noted below, TCV and RDV each presume the exercise of all contract options available to our customers and no termination of contracts. However, the majority of our contracts are subject to termination provisions, including for convenience, and there can be no guarantee that contracts are not terminated or that contract options will be exercised. Further, RDV may exclude all or some portion of the value of certain commercial contracts as a result of our ongoing assessments of customers’ financial condition, including the consideration of such customers’ ability and intention to pay, and whether such contracts continue to meet the criteria for revenue recognition, among other factors.
•Remaining performance obligations (“RPO”) reflect the total values of contracts that have been entered into with, or awarded by, our customers, and represent non-cancelable contracted revenue that has not yet been recognized, which includes deferred revenue and, in certain instances, amounts that will be invoiced. We have elected the practical expedient, as permitted under Accounting Standards Codification 606—Revenue from Contracts with Customers, to not disclose remaining performance obligations for contracts with original terms of twelve months or less.
•The term “strategic commercial contracts” is as defined in our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023.
•“Dollar-weighted duration basis” is the total value of contracts closed in the applicable period, divided by the dollar-weighted average duration of those same contracts.
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Non-GAAP Financial Measures
This press release and the accompanying tables, as well as our earnings webcast, and our CEO’s letter, contain the non-GAAP financial measures adjusted income from operations, which excludes stock-based compensation and related employer payroll taxes; adjusted operating margin; adjusted free cash flow; adjusted free cash flow margin; adjusted earnings before interest, taxes, depreciation, and amortization (“adjusted EBITDA”); adjusted EBITDA margin; adjusted net income attributable to common stockholders; and adjusted earnings per share (“EPS”), diluted.
We believe these non-GAAP financial measures and other metrics described in this press release help us evaluate our business, identify trends affecting Palantir’s business, formulate business plans and financial projections, and make strategic decisions. We exclude stock-based compensation, which is a non-cash expense, from these non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance and provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team. We exclude employer payroll taxes related to stock-based compensation as it is difficult to predict and outside of Palantir’s control.
Our definitions may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Further, these metrics have certain limitations as they do not include the impact of certain expenses that are reflected in our consolidated statements of operations. For example, adjusted free cash flow does not reflect our future contractual commitments or the total increase or decrease in our cash balances for a given period. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.
We compensate for these limitations by providing a reconciliation of each of these non-GAAP measures to the most comparable GAAP measure. We encourage investors and others to review our business, results of operations, and financial information in their entirety, not to rely on any single financial measure, and to view these non-GAAP measures in conjunction with the most directly comparable GAAP financial measure.
A reconciliation table of the most comparable GAAP financial measure to each non-GAAP financial measure used in this press release is included at the end of this release. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.
Available Information
Palantir uses its Investor Relations website at https://investors.palantir.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Palantir’s Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, and webcasts.
About Palantir Technologies Inc.
Foundational software of tomorrow. Delivered today. Additional information is available at https://www.palantir.com.
Contact
Investor Relations
investors@palantir.com
Media
media@palantir.com
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Palantir Technologies Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue	$608,350	$508,624	$2,225,012	$1,905,871
Cost of revenue (1)	108,639	104,311	431,105	408,549
Gross profit	499,711	404,313	1,793,907	1,497,322
Operating expenses:
Sales and marketing (1)	197,363	190,233	744,992	702,511
Research and development (1)	109,283	82,044	404,624	359,679
General and administrative (1)	127,271	149,862	524,325	596,333
Total operating expenses	433,917	422,139	1,673,941	1,658,523
Income (loss) from operations	65,794	(17,826)	119,966	(161,201)
Interest income	44,545	12,750	132,572	20,309
Interest expense	(136)	(1,712)	(3,470)	(4,058)
Other income (expense), net	(3,956)	44,637	(11,977)	(216,077)
Income (loss) before provision for income taxes	106,247	37,849	237,091	(361,027)
Provision for income taxes	9,334	4,360	19,716	10,067
Net income (loss)	$96,913	$33,489	$217,375	$(371,094)
Less: Net income attributable to noncontrolling interests	3,522	2,611	7,550	2,611
Net income (loss) attributable to common stockholders	$93,391	$30,878	$209,825	$(373,705)
Earnings (loss) per share attributable to common stockholders, basic	$0.04	$0.01	$0.10	$(0.18)
Earnings (loss) per share attributable to common stockholders, diluted	$0.04	$0.01	$0.09	$(0.18)
Weighted-average shares of common stock outstanding used in computing earnings (loss) per share attributable to common stockholders, basic	2,187,214	2,090,107	2,147,446	2,063,793
Weighted-average shares of common stock outstanding used in computing earnings (loss) per share attributable to common stockholders, diluted	2,357,742	2,203,733	2,297,927	2,063,793
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(1) Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$11,000	$10,648	$35,995	$44,061
Sales and marketing	43,689	48,800	160,645	196,301
Research and development	32,996	16,875	98,064	93,871
General and administrative	44,923	53,075	181,199	230,565
Total stock-based compensation	$132,608	$129,398	$475,903	$564,798

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Palantir Technologies Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$831,047	$2,598,540
Marketable securities	2,843,132	35,135
Accounts receivable, net	364,784	258,346
Prepaid expenses and other current assets	99,655	149,556
Total current assets	4,138,618	3,041,577
Property and equipment, net	47,758	69,170
Operating lease right-of-use assets	182,863	200,240
Other assets	153,186	150,252
Total assets	$4,522,425	$3,461,239
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,122	$44,788
Accrued liabilities	222,991	172,715
Deferred revenue	246,901	183,350
Customer deposits	209,828	141,989
Operating lease liabilities	54,176	45,099
Total current liabilities	746,018	587,941
Deferred revenue, noncurrent	28,047	9,965
Customer deposits, noncurrent	1,477	3,936
Operating lease liabilities, noncurrent	175,216	204,305
Other noncurrent liabilities	10,702	12,655
Total liabilities	961,460	818,802
Stockholders’ equity:
Common stock	2,200	2,099
Additional paid-in capital	9,122,173	8,427,998
Accumulated other comprehensive income (loss)	801	(5,333)
Accumulated deficit	(5,649,613)	(5,859,438)
Total stockholders’ equity	3,475,561	2,565,326
Noncontrolling interests	85,404	77,111
Total equity	3,560,965	2,642,437
Total liabilities and equity	$4,522,425	$3,461,239

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Palantir Technologies Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Years Ended December 31,
	2023	2022
Operating activities
Net income (loss)	$217,375	$(371,094)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	33,354	22,522
Stock-based compensation	475,903	564,798
Deferred income taxes	(4,806)	(174)
Noncash operating lease expense	47,019	40,309
Unrealized and realized (gain) loss from marketable securities, net	13,160	272,108
Noncash consideration	(46,609)	(15,537)
Gain from step acquisition	—	(44,306)
Other operating activities	(29,449)	16,328
Changes in operating assets and liabilities:
Accounts receivable, net	(106,159)	(72,819)
Prepaid expenses and other current assets	(6,197)	(24,811)
Other assets	3,242	6,033
Accounts payable	(31,832)	(29,859)
Accrued liabilities	52,895	5,527
Deferred revenue, current and noncurrent	79,512	(61,154)
Customer deposits, current and noncurrent	64,347	(49,471)
Operating lease liabilities, current and noncurrent	(49,630)	(34,590)
Other noncurrent liabilities	58	(73)
Net cash provided by operating activities	712,183	223,737
Investing activities
Purchases of property and equipment	(15,114)	(40,027)
Purchases of marketable securities	(5,636,406)	(124,500)
Proceeds from sales and redemption of marketable securities	2,889,268	52,319
Business combinations, net of cash acquired	—	66,708
Proceeds from sales of alternative investments	51,072	—
Other investing activities	—	73
Net cash used in investing activities	(2,711,180)	(45,427)
Financing activities
Proceeds from the exercise of common stock options	218,238	86,089
Other financing activities	601	(93)
Net cash provided by financing activities	218,839	85,996
Effect of foreign exchange on cash, cash equivalents, and restricted cash	2,930	(3,885)
Net increase (decrease) in cash, cash equivalents, and restricted cash	(1,777,228)	260,421
Cash, cash equivalents, and restricted cash - beginning of period	2,627,335	2,366,914
Cash, cash equivalents, and restricted cash - end of period	$850,107	$2,627,335
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Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Non-GAAP Reconciliations
Adjusted Income from Operations and Adjusted Operating Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Income (loss) from operations	$65,794	$(17,826)	$119,966	$(161,201)
Add: stock-based compensation	132,608	129,398	475,903	564,798
Add: employer payroll taxes related to stock-based compensation	10,953	2,692	36,907	17,156
Adjusted income from operations	$209,355	$114,264	$632,776	$420,753
Adjusted operating margin	34%	22%	28%	22%
Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$301,172	$78,763	$712,183	$223,737
Add: cash paid for employer payroll taxes related to stock-based compensation	8,440	1,918	33,455	19,305
Less: purchases of property and equipment	(4,860)	(4,918)	(15,114)	(40,027)
Adjusted free cash flow	$304,752	$75,763	$730,524	$203,015
Adjusted free cash flow margin	50%	15%	33%	11%
Adjusted EBITDA and Adjusted EBITDA Margin (in thousands, except percentages)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$93,391	$30,878	$209,825	$(373,705)
Add: net income attributable to noncontrolling interests	3,522	2,611	7,550	2,611
Less: interest income	(44,545)	(12,750)	(132,572)	(20,309)
Add: interest expense	136	1,712	3,470	4,058
Add: other (income) expense, net	3,956	(44,637)	11,977	216,077
Add: provision for income taxes	9,334	4,360	19,716	10,067
Add: depreciation and amortization	7,972	7,373	33,354	22,522
Add: stock-based compensation	132,608	129,398	475,903	564,798
Add: employer payroll taxes related to stock-based compensation	10,953	2,692	36,907	17,156
Adjusted EBITDA	$217,327	$121,637	$666,130	$443,275
Adjusted EBITDA margin	36%	24%	30%	23%
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Palantir Technologies Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(unaudited)
Adjusted Net Income and Adjusted Earnings Per Share, Diluted (in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income (loss) attributable to common stockholders	$93,391	$30,878	$209,825	$(373,705)
Add: stock-based compensation	132,608	129,398	475,903	564,798
Add: employer payroll taxes related to stock-based compensation	10,953	2,692	36,907	17,156
Less: gain from step acquisition	—	(44,306)	—	(44,306)
Less: income tax effects and adjustments (1)	(47,312)	(22,954)	(151,026)	(28,567)
Adjusted net income attributable to common stockholders, diluted	$189,640	$95,708	$571,609	$135,376
Weighted-average shares used in computing GAAP earnings per share, diluted	2,357,741	2,203,733	2,297,928	2,063,793
Adjusted weighted-average shares used in computing adjusted earnings per share, diluted (2)	2,357,741	2,203,733	2,297,928	2,223,522
Adjusted earnings per share, diluted	$0.08	$0.04	$0.25	$0.06
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(1) Income tax effect is based on long-term estimated annual effective tax rates of 23.0% and 22.2% for the periods ended 2023 and 2022, respectively.
(2) Includes an additional 160 million dilutive securities for the twelve months ended December 31, 2022 that were excluded from a GAAP perspective due to the Company’s net loss position.

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